UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
December 21, 2018
Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                             Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 21, 2018, Douglas Emmett entered into new five year employment agreements with each of Jordan Kaplan, Kenneth Panzer and Kevin Crummy.  The term of the existing agreements expires on December 31, 2018 and the new employment agreements will become effective on January 1, 2019 for a term expiring on December 31, 2023.  The compensation and benefits for the officers under the new employment agreements, including salary and annual bonuses, are consistent with their existing agreements. The other provisions of the agreements are consistent in material respects with the current agreements.

Exhibits 10.1, 10.2 and 10.3 are filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment agreement dated December 21, 2018 between Douglas Emmett, Inc., Douglas Emmett Properties, LP and Jordan L. Kaplan.
10.2	Employment agreement dated December 21, 2018 between Douglas Emmett, Inc., Douglas Emmett Properties, LP and Kenneth Panzer.
10.3	Employment agreement dated December 21, 2018 between Douglas Emmett, Inc., Douglas Emmett Properties, LP and Kevin A. Crummy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.
Dated:	December 21, 2018	By:	/s/ MONA M. GISLER
Mona M. Gisler
Chief Financial Officer